Exhibit 99.1

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement") is entered into by and among AutoNation, Inc., a Delaware corporation ("AutoNation"), ANC Rental Corporation, together with its subsidiaries and affiliates (collectively, "ANC"), including but not limited to the debtors and debtors-in-possession (collectively, the "Debtors"), in those certain jointly administered Chapter 11 Bankruptcy cases presently pending in the United States Bankruptcy Court for the District of Delaware (the "Court") as Case No. 01-11200 (MFW) (the "Case"), and the Official Committee of Unsecured Creditors in the Case (the "Committee," and with AutoNation and ANC, the "Parties") pursuant to SS.SS. 1102 and 1103 of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Code").

         WHEREAS, certain of the Debtors were formerly wholly-owned direct and indirect subsidiaries of AutoNation; and

         WHEREAS, on June 30, 2000, AutoNation distributed to its shareholders all of the outstanding stock of ANC in a tax-free spin-off (the "Spin-off"); and

         WHEREAS, certain of the Debtors and AutoNation entered into certain agreements in connection with the Spin-off; and

         WHEREAS, the Debtors filed the instant Case on November 13, 2001 (the "Petition Date"); and

         WHEREAS, the Committee has been duly appointed in the Case; and

         WHEREAS, the Debtors and the Committee have asserted that certain claims, including claims for fraudulent conveyance and breach of fiduciary duty, may exist against AutoNation and its officers and directors with respect to actions taken prior to the Spin-off, in connection with the Spin-off or otherwise, and AutoNation has asserted certain claims as a creditor in the Case; and

         WHEREAS, the Parties have agreed to resolve their differences, in the manner set forth herein, with respect to all matters which were or could have been raised in the context of the Spinoff or the Case and/or otherwise with respect to the matters at issue;

         AND NOW, therefore, the Parties hereby stipulate and agree as follows:

1.       AUTONATION CREDIT SUPPORT.

                  A. AIG RETRO BOND. AutoNation agrees that it shall remain the guarantor (the "Guaranty") under that certain AIG Retro Bond issued November 9, 2001 by Liberty Bond Services, an unincorporated division of Liberty Mutual Insurance Company, in the total principal amount of $29,500,000, including any replacement as contemplated below (the "AIG Retro Bond") until the earlier of:
(a) December 31, 2006 or (b) cancellation of such bond (the "Guaranty Termination Date"), provided, however, that in the event that the underlying AIG obligation currently supported by the AIG Retro Bond becomes collateralized by a new bond or other instrument under the same terms and conditions or terms and conditions that are at least as favorable to AutoNation as the current AIG Retro Bond, and without expanding or changing such underlying AIG obligation or AutoNation's indemnification obligations under the Guaranty, AutoNation's Guaranty shall continue in full force and effect with respect to such new bond or instrument until the Guaranty Termination Date. In the event that the AIG Retro Bond is not cancelled prior to the Guaranty Termination Date, ANC hereby agrees to take such actions as are necessary to cancel and/or replace the AIG Retro Bond or the Guaranty supporting such Bond on the Guaranty Termination Date, which may include providing substitute credit support for the AIG Retro Bond effective as of the Guaranty Termination Date. ANC also agrees to use its reasonable best efforts to obtain a full release of AutoNation's obligations under the AIG Retro Bond as of the Guaranty Termination Date, without payment by, or other obligation of, AutoNation.

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                  B. ADDITIONAL CREDIT SUPPORT. AutoNation further agrees that, solely upon a final order in the Case approving confirmation of a plan of reorganization under Section 1129 of the Bankruptcy Code (a "Plan") or a sale of all or substantially all of Debtors assets (as a going concern) under Section 363 of the Bankruptcy Code (a "Sale"), AutoNation shall agree to guaranty up to $10,500,000 of (i) domestic airport concession surety bonds selected by ANC from the list of airport locations listed on Exhibit A, or (ii) other bonds as requested by Debtors and approved by AutoNation in its reasonable discretion (the "Additional Credit Support", and together with the Guaranty, the "Credit Support"), until the earlier of the December 31, 2006 or the earlier cancellation of such Additional Credit Support (together with the Guaranty Termination Date, a "Termination Date"). To the extent that an underlying bond obligation for which AutoNation provides Additional Credit Support is cancelled or terminated for any reason prior to the Termination Date, AutoNation shall continue to provide Additional Credit Support on another bond, as requested by Debtor and approved by AutoNation in its reasonable discretion, up to an aggregate amount not to exceed $10,500,000. Any obligation to provide Additional Credit Support shall terminate upon the dismissal or conversion of the Case. The Additional Credit Support shall only support surety bonds that, by their terms, terminate on or before December 31, 2006. If for any reason the Additional Credit Support is not cancelled prior to the Termination Date, ANC hereby agrees to take such actions as are necessary to cancel and/or replace the Additional Credit Support on the Termination Date, which may include providing substitute credit support for the Additional Credit Support effective as of the Termination Date. ANC also agrees to use its reasonable best efforts to obtain a full and unconditional release of AutoNation's obligations under the Additional Credit Support as of the Termination Date, without payment by, or other obligation of, AutoNation.

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                  C. NO FURTHER OBLIGATIONS. Except to the extent provided
herein, AutoNation shall be under no further obligation to provide any further guaranties or credit support in favor of the Debtors (other than that which exists as of the date hereof). Nothing contained in this Agreement shall be deemed to impose any obligation upon AutoNation to increase, reinstate, replenish, renew or replace its Credit Support in the event that claims are made with respect to or upon the Credit Support or the Credit Support is otherwise reduced, released, or cancelled (except as otherwise expressly provided herein).

         2. PAYMENTS TO UNSECURED TRUST. Without limiting any other provision of this Agreement, in resolution of fraudulent conveyance claims asserted by the Committee, AutoNation agrees, upon confirmation of any Plan of Reorganization, to thereafter make payments to the ANC Unsecured Creditors' Liquidating LLC or other similar entity established upon the effective date of a Plan (the "Trust"), as follows: within thirty (30) days after the Termination Date of any Credit Support (the "Released Support") with respect to such Released Support (a "Payment Date"), and provided that the Released Support has been fully and unconditionally released by the beneficiaries of such Credit Support or the bonds have expired or have been cancelled, thereby eliminating any further obligation of AutoNation under the Released Support, AutoNation shall pay to the "Trust" an amount equal to fifty percent (50%) of the following amount: the Released Support, less any payments made or losses incurred by or claimed against AutoNation (and not reimbursed to AutoNation by ANC as of the Payment
Date) with respect to any Credit Support, including in connection with the

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release thereof ("Credit Support Claim Amounts"). By way of example, if the total amount of the Released Support is $10 million and there are $2 million in Credit Support Claim Amounts, the calculation shall be as follows: .5 x ($10 million - $2 million) = $4 million. In the event any Credit Support Claim Amounts are recovered by AutoNation after the Payment Date from the Debtors, AutoNation and the Debtor shall provide the Committee with prompt notice of such recovery, and AutoNation shall also pay the Trust, within thirty (30) days of such recovery, fifty percent (50%) of such recovered amounts. In no event shall AutoNation's aggregate payments to the Trust exceed $20,000,000. The payments to the Trust shall be deemed to be distributions to unsecured creditors pursuant to a plan of reorganization so long as the Trust is responsible solely for making payments on account of general unsecured creditors' claims and the Trust is not responsible for making payments on account of secured claims, administrative claims, unsecured priority claims or any claims other than general unsecured creditors' claims.

         3. TAX INDEMNITY. Notwithstanding any provision to the contrary contained in that certain tax sharing agreement, entered into between ANC and AutoNation, dated June 30, 2000 (the "Tax Sharing Agreement"), AutoNation agrees to indemnify ANC for any and all (i) federal income taxes (including penalties and interest) asserted by the IRS against any ANC entity with respect to any period during which such ANC entity was a member of the AutoNation consolidated group for such tax purposes, and (ii) state and local income taxes (including penalties and interest) asserted by any state or local taxing authority against any ANC entity with respect to any period during which such ANC entity was a member of a consolidated or combined group with AutoNation for such tax purposes, but only to the extent that such amounts arise as a result of correlative adjustments to a state or local income tax return in connection with any adjustments asserted by the IRS to any federal income tax return with respect to which AutoNation provides an indemnity pursuant to clause (i) of this sentence. ANC shall have no payment or other indemnification obligation to AutoNation for any such taxes. ANC, or any successor, shall provide AutoNation

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with prompt access to all records, personnel and information reasonably requested by AutoNation in connection with the foregoing tax matters. ANC shall provide such cooperation as is reasonably requested by AutoNation in connection with preparing any such tax returns or contesting any audit or other proceeding with respect to periods ending on or before or including the date of Spin-off, and shall retain all tax records relating to such periods until 90 days after the expiration of all applicable statutes of limitation (including any applicable extension thereof). AutoNation shall be relieved of its indemnification obligations under this paragraph to the extent that AutoNation is materially prejudiced by any failure of ANC, or any successors, to comply with its obligations under the preceding two sentences. ANC further acknowledges that AutoNation shall have the sole right to prepare and file any tax return and to respond to, control, settle and resolve any contests with applicable taxing authorities in connection with the tax matters described in this paragraph. With respect to any AutoNation federal income tax period ending on or before or including the date of the Spin-off, if, as a result of AutoNation (a) filing (or causing to be filed) any amended income tax return with respect to any such tax period, or (b) agreeing to or having imposed on it any resolution of an issue raised in any tax audit or other proceeding with respect to any such tax period, the tax position of ANC in income tax periods following the Spin-off is adversely affected (an "AutoNation Adverse Tax Position"), then AutoNation shall indemnify ANC for any federal, state or local income taxes actually paid by ANC resulting from AutoNation's Adverse Tax Position. For purposes of the preceding sentence, if the resolution of the AutoNation Adverse Tax Position results in a decrease in any ANC tax attribute (e.g., a net operating loss carryforward),

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then AutoNation shall indemnify ANC for taxes paid by ANC which ANC would not otherwise actually have had to pay if an AutoNation Adverse Tax Position had not occurred; provided, however, a decrease in any ANC tax attribute as a result of ANC's actions required in the first sentence of Section 4 below shall be excluded. With respect to any AutoNation federal income tax period ending on or before or including the date of the Spin-off, if, as a result of AutoNation (a) filing (or causing to be filed) any amended income tax return with respect to any such tax period, or (b) agreeing to or having imposed on it any resolution of an issue raised in any tax audit or other proceeding with respect to any such tax period, the tax position of ANC in income tax periods following the Spin-off is benefited (an "AutoNation Beneficial Tax Position"), then ANC shall indemnify AutoNation for any actual reduction in ANC's federal, state or local income taxes resulting from AutoNation's Beneficial Tax Position. For purposes of the preceding sentence, if the resolution of the AutoNation Beneficial Tax Position results in an increase in any ANC tax attribute (e.g., a net operating loss carryforward), then ANC shall indemnify AutoNation for any actual reduction in ANC's taxes which ANC would otherwise actually have had to pay if an AutoNation Beneficial Tax Position had not occurred; provided, however, a decrease in any ANC tax attribute as a result of ANC's actions required in the first sentence of
Section 4 below shall be excluded.

         4. TAX RETURNS. Within 30 days of the Approval Date (as defined below) of this Agreement for federal income tax returns and within 60 days of the Approval Date for state income tax returns, ANC will amend all previously filed income tax returns to the extent necessary to provide that AutoNation's recorded basis of the assets owned by ANC at the time of the Spinoff was carried over by ANC and depreciation methods used with respect to such assets were consistent. All such filings, and, with respect to the carry over basis and depreciation

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methods, any future income tax filings, shall be in a manner consistent with the basis and methods used by AutoNation on its tax returns. AutoNation will pay up to $200,000 of the out-of-pocket third-party professional fees incurred by ANC in connection with the preparation of such amended tax returns by ANC, based upon submission of invoices to AutoNation. AutoNation shall be granted a reasonable opportunity to review such returns prior to their filing, and ANC shall make any changes reasonably requested by AutoNation to ensure compliance with this paragraph. In connection with any inquiry by any taxing authority, ANC further agrees that (i) it shall provide these amended returns to such taxing authority and (ii) prior to submission by ANC of any tax returns or other materials to any taxing authority, it shall provide a copy of any such returns or other materials to AutoNation for its review. ANC will be provided with sufficient information from AutoNation's December 31, 2000 federal, state and local income tax returns to allow ANC to comply with its obligations under this paragraph.

         5. DATA CENTER LEASE. The Parties hereby agree that that certain Data Center Lease dated May 31, 2000 (and commencing January 1, 2000) by and between Corporate Properties Holding, Inc. (which AutoNation shall cause to amend) and ANC Rental Corporation for a portion of the premises located at 5301 N.W. 33rd Ave., Ft. Lauderdale, Florida 33309, shall be amended as follows: (i) the current terms and conditions shall be extended to expire on December 31, 2005 (the "Extended Term"), and (ii) ANC Rental Corporation shall have the option to extend the Extended Term for an additional three-year period on the same terms and conditions as the current Data Center Lease except that the Base Rent shall be increased by five percent (5%) (the "Extension Option") by providing written notice to Corporate Properties Holding, Inc. stating its exercise of the Extension Option no later than six months prior to the expiration date of the Extended Term. AutoNation agrees to continue the same level of facility upkeep

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and maintenance that AutoNation performed over the prior three years. ANC agrees to assume the lease upon confirmation of a Plan or Sale, and AutoNation waives any right to object to an assignment of the lease in connection with a Sale, other than on the basis of inadequate assurance of future performance.

         6. ASSUMPTION/REJECTION OF CERTAIN AGREEMENTS. Upon the execution of this Agreement, the Debtors shall file a motion seeking authorization to: (i) assume the obligations under that certain Lease dated July 8, 1997 by and between Value Rent-A-Car, Inc., as tenant, and Mitsubishi Motor Sales of America, Inc., as landlord, for the premises located at 18080 Collins Ave., Miami Beach, Florida (the "Property Lease"); (ii) reject the Tax Sharing Agreement; (iii) reject that certain Reimbursement Agreement dated June 30, 2000 by and between AutoNation and ANC, as amended (the "Reimbursement Agreement");
(iv) reject the Separation and Distribution Agreement between ANC and AutoNation; (v) reject the Auto Parts Contract between AutoNation and ANC dated June 30, 2000, (vi) reject the AutoNation/ CarTemps Agreement between AutoNation and ANC dated June 30, 2000 and (vii) reject the Benefits Agreement between AutoNation and ANC dated June 30, 2000. The Debtors further acknowledge that in the event of a Sale pursuant to which the Property Lease is assigned, they shall use reasonable best efforts to obtain a reimbursement agreement in favor of AutoNation from the purchaser in such Sale with respect to the Property Lease. AutoNation and ANC each acknowledge that the other has fully performed its obligations under the Transitional Services Agreement and Rental Fleet Purchase Contract, each dated as of June 30, 2000.

         7. RELEASE BY AUTONATION. Each of AutoNation and its subsidiaries, successors and assigns ("AutoNation Releasors"), does hereby unconditionally and irrevocably release and forever discharge ANC and the Committee and any of its or their predecessors, successors and assigns, individually or collectively ("ANC Releasees"), of and from any and all claims, charges, complaints, actions,

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causes of action, defenses, demands, suits, dues, bond, sums of monies, covenants, guarantees, agreements, representations, obligations, damages, costs, liabilities, expenses, losses and debts of any nature whatsoever (collectively, "Losses") and howsoever arising, both at law and in equity, relating to any matter, claim or right, whether presently known or unknown, past or present, asserted or unasserted, contingent or liquidated, which any such person now has, ever had or may have against any ANC Releasees arising from or relating to any facts or events occurring in whole or in part at or prior to the date hereof, including rejection damages resulting from the Debtors' rejection of any agreement with AutoNation, other than Losses (i) arising under this Agreement,
(ii) arising from claims for parts provided and services performed by AutoNation's dealers to ANC prior to the Petition Date in an amount not to exceed $1,500,000, (iii) arising in the ordinary course of business between ANC and AutoNation or any of its subsidiaries after the Petition Date, or (iv) arising under any other agreement between the Parties that is assumed by the Debtors in the Case or entered into after the Petition Date.

         8. RELEASE BY ANC AND COMMITTEE. Each of ANC, its shareholders, creditors, trustees and subsequently appointed trustees, successors and assigns and the Committee and its successors and assigns (the "ANC Releasors"), does hereby unconditionally and irrevocably release and forever discharge AutoNation and its past or present, direct or indirect, subsidiaries and any of its or their respective past and present shareholders, directors, officers, employees, agents, legal representatives, predecessors, successors and assigns, individually or collectively (the "AutoNation Releasees"), of and from any and all Losses however arising, both at law or in equity, relating to any matter, claim or right, whether presently known or unknown, past or present, asserted or

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unasserted, contingent or liquidated which any such person has, ever had or may have against any AutoNation Releasees arising from or relating to any facts or events occurring in whole or in part at or prior to the date hereof, including without limitation any action or inaction in connection with the Spin-off or AutoNation's ownership of ANC prior to the Spin-off, other than Losses (i) arising under this Agreement, (ii) arising in the ordinary course of business between ANC and AutoNation after the Petition Date, (iii) arising under any other agreement between the Parties that is assumed by the Debtors in the Case or entered into after the Petition Date or (iv) arising from claims against ANC, or its directors or officers (in such capacities), for any event, action or inaction occurring after the Spin-off. For the avoidance of doubt, the releases granted herein shall extend to any ANC officer or director or any proposed ANC director (at or preceding the time of the Spin-off) with respect to (but limited to) any claims or causes of action arising out of the Spin-Off or otherwise on or prior to June 30, 2000. Nothing contained in this Agreement shall be construed to release AutoNation or ANC from their obligations under the Tax Indemnification Agreement entered into between ANC and AutoNation as of October 2, 2002 or any agreements related thereto.

         9. ANC'S REIMBURSEMENT OBLIGATION. In the event that AutoNation shall be required to pay on any of its Credit Support obligations to third parties as set forth herein, ANC shall reimburse AutoNation in an amount equal to any such payments made by AutoNation.

         10. Section 105 Relief. This Agreement shall be conditioned upon, which condition may be waived at the option of AutoNation, entry of a final and nonappealable order in the Bankruptcy Case pursuant to Section 105 of the Code permanently enjoining the prosecution by any person or entity against AutoNation Releasees (collectively the "Released Parties"), for any and all Losses however arising, both at law or in equity, relating to any matter, claim or right, whether presently known or unknown, past or present, asserted or unasserted, contingent or liquidated which any such person has, ever had or may have, arising from any action or inaction of the AutoNation Releasees in connection with the Spin-off or AutoNation's ownership of ANC prior to the Spin-off.

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         11. ENTIRE AGREEMENT; RECITALS. This Agreement constitutes the entire agreement between the Parties. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto, relating to the subject matter hereof. The recitals set forth herein are hereby incorporated into this Agreement by reference hereto.

         12. BINDING EFFECT; MODIFICATIONS; ETC. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including, without limitation, any purchaser of all or substantially all of the Debtors' assets. Any person or entity released under any provision of this Agreement shall have the right to independently seek the enforcement of such provision. Each Party represents and warrants that neither it nor any of its affiliates has assigned or transferred any claims being released hereunder. No modification of this Agreement shall be effective unless it is in writing and signed by the party or parties sought to be bound by the modification.

         13. NOTICES. All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if sent by overnight delivery for next business day delivery, upon the first to occur of actual receipt or the first business day after being so sent, addressed to the above parties as set forth on the signature page below. Notice of a change of address of one of the parties or their agent for purposes of service of notice shall be given in writing to the other parties as provided above but shall be effective only upon actual receipt.

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         14. EFFECTIVENESS. Upon execution of the Agreement, the Parties shall promptly take all actions as necessary to obtain from the Court in this Case approval of this Agreement, including the relief requested in Sections 6 and 10. Except as contemplated in the prior sentence, the terms and conditions of this Agreement are subject to the Court in the Case entering an order approving this Agreement which Order has become final and non appealable, and if appealed, as to which no stay has been entered (the "Approval Date"). To the extent that such Court approval is not obtained, this Agreement shall be null and void. This Agreement is binding on a future trustee or examiner should one be appointed in this chapter 11 Case or upon conversion to a chapter 7. The Parties have entered into this Agreement in good faith and AutoNation is entitled to the benefit of Sections 363(m) and 364(e) of the Code.


         15. COUNTERPARTS; FACSIMILE. This Agreement may be executed in counterparts. Such counterpart documents, when taken together, will constitute one and the same instrument. A signature sent by facsimile with confirming identification thereon, by counsel, on any counterpart will be deemed an original for all purposes.

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AUTONATION, INC.
110 SE 6th Street, 29th Floor
Ft. Lauderdale, FL 33301



By: Jonathan P. Ferrando /s/




ANC RENTAL CORPORATION, on behalf of itself and its subsidiaries
200 S. Andrews Ave., 11th Floor
Ft. Lauderdale, FL 33301


By: Howard D. Schwartz /s/




WILMER, CUTLER & PICKERING
Counsel for the Committee
399 Park Avenue
New York, New York 10022
Attn: Andrew Goldman, Esq.



By: Andrew Goldman /s/





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